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                   SECURITIES AND EXCHANGE COMMISSION

                        Washington,  D.C.  20549


                               FORM  8 - K

                             CURRENT REPORT


                   Pursuant to Section 13 or 15 (d) of
                   the Securities Exchange Act of 1934


                 Date of Report (Date of earliest event
                       reported): November 14, 1995

                   THE BANK OF NEW YORK COMPANY, INC.
                   ----------------------------------
         (exact name of registrant as specified in its charter)


                                NEW YORK
                                --------
             (State or other jurisdiction of incorporation)



                   1-6152                   13-2614959
                   ------                   ----------
       (Commission file number)      (I.R.S. employer identification
                                           number)




        48 Wall Street, New York, NY       10286
        ----------------------------       -----
        (Address of principal executive    (Zip code)
           offices)






                  212 - 495 - 1784
                  ----------------
         (Registrant's telephone number,
              including area code)

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ITEM 5.   Other Events
          ------------
          Common Share Buyback
          --------------------
          On November 14, 1995, The Bank of New York Company, Inc. (the "Company") issued a press release announcing a plan to buy back up to 16 million of its common shares. One purpose of the buy back is to repurchase shares in an amount at least equal to the approximately 5 million shares issued in connection with the purchase of The Putnam Trust Company of Greenwich on September 1, 1995. Shares will be acquired in the open market and held in treasury. The shares may be used in connection with certain employee benefit and other plans.

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                             SIGNATURE
                             ---------

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: November 14, 1995

                         THE BANK OF NEW YORK COMPANY, INC.
                         (Registrant)


                       By:    /s/ Deno D. Papageorge
                              ------------------------
                     Name:     Deno D. Papageorge
                    Title:     Chief Financial Officer